MIKE G. KIRKPATRICK
                           CERTIFIED PUBLIC ACCOUNTANT




                        CONSENT OF INDEPENDENT ACCOUNTANT

I consent to the incorporation by reference in the registration statements of JPE, Inc. on Form S-8 of my report dated February 28, 1997, except for Note 10, as to which the date is April 16, 1997, with respect to the financial statements of Brake Axle and Tandem Company and Subsidiary as of December 31, 1996, 1995 and 1994 and for each of the three years in the period ended December 31, 1996, which report is included in Amendment No. 1 to Form 8-K/A dated April 16, 1997.


                             /s/ Mike G. Kirkpatrick


May 13, 1997